As filed with the Securities and Exchange Commission on September 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1038121 (I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(303) 633-2840
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph E. Scalzo
Chief Executive Officer and President
1225 17th Street, Suite 1000
Denver, CO 80202
(303) 633-2840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Peter S. Seligson, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Common Stock, par value $0.01 per share(1)			$400,000,000	(1)	$48,480

(1)           The Registrant is registering an indeterminate number of shares of Common Stock up to a proposed aggregate offering price of $400 million, which may be offered from time to time in unspecified numbers and at indeterminate prices. There is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time.

(2)           Calculated pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2019

PROSPECTUS

$400,000,000

THE SIMPLY GOOD FOODS COMPANY

Common Stock

This prospectus relates to the issuance by us of up to $400,000,000 of our common stock, par value $0.01 per share (the “Common Stock”).

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMPL.” On September 27, 2019, the last reported sale price of our Common Stock on Nasdaq was $28.72.

Investing in our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2019.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date of such document. You should not assume that the information incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of such incorporated document.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. When used anywhere in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein, the words “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things:

•                  our ability to continue to operate at a profit;

•                  our ability to maintain current operation levels;

•                  our ability to maintain and gain market acceptance for our products or new products;

•                  our ability to capitalize on attractive opportunities;

•                  our ability to respond to competition and changes in the economy; and

•                  other risks and uncertainties indicated in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein, including those set forth under the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein.

These forward-looking statements are based on information available as of the date made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the Securities and Exchange Commission (“SEC”). All forward-looking statements included or incorporated by reference in this prospectus are qualified entirely by the cautionary statements included or incorporated by reference in this prospectus and our other filings with the SEC. These risks and uncertainties or other important factors could cause actual results to differ materially from results expressed or implied by forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date made. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, and investors should not rely on the forward-looking statements as representing the Company’s views as of any date subsequent to the made.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Stock, see the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy shares of our Common Stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Simply Good Foods,” “Atkins,” the “Company,” “we,” “our,” “us” and other similar terms refer to The Simply Good Foods Company and its consolidated subsidiaries.

Unless otherwise specified, share calculations do not include any shares of Common Stock issuable upon the exercise of outstanding Private Placement Warrants (as defined herein) to purchase shares of Common Stock.

Business Overview

Simply Good Foods is a growing developer, marketer and seller of branded nutritional foods and snacking products. Its highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink (“RTD”) shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein® and Atkins Endulge® brand names. Over the past 45 years, Atkins has become an iconic American brand that for many consumers stands for “low carb,” “low sugar” and “protein rich” nutrition. The Atkins approach focuses on a healthy nutritional approach with reduced levels of carbohydrates and sugars and encourages the consumption of lean protein, fiber, fruits, vegetables, and good fats.

In our core Atkins snacking business, we strive to offer a complete line of nutrition bars, RTD shakes and confections that satisfy hunger while providing consumers with a convenient, “better-for-you” snacking alternative. Our sales, marketing and R&D capabilities enable us to distribute products into a national customer base across the mass merchandiser, grocery and drug channels. We believe that Atkins’ broad brand recognition, depth of management talent and strong cash generation position us to continue to innovate in the Atkins brand and acquire other brands, and thereby become an industry leading snacking platform. To that end, in December 2016, Atkins completed the acquisition of Wellness Foods, Inc., a Canada-based developer, marketer and seller of the SimplyProtein® brand that is focused on protein-rich and low-sugar products.

Snacking occasions are on the rise as consumers crave convenient, healthy and delicious foods, snacks and meal replacements for their on-the-go lifestyles. We believe Atkins’ emphasis on nutrition bars and RTD shakes positions us to capitalize on consumers’ busy schedules. We believe a number of existing and emerging consumer trends within the U.S. food and beverage industry will continue to both drive the growth of the nutritional snacking category and increase the demand for Atkins’ product offerings. Some of these trends include increased consumption of smaller, more frequent meals throughout the day, consumers’ strong preference for convenient, “better-for-you” snacks, consumers’ greater focus on health and wellness, and consumers’ moves toward controlling carbohydrate and sugar consumption, as well as the trend of consumers seeking to add convenient sources of protein and fiber to their diets.

Corporate Information

We were incorporated in the State of Delaware in March 2017 in order to become the parent company of NCP-ATK Holdings, Inc. following the consummation of the business combination (the “Business Combination”) with Conyers Park Acquisition Corp., a blank check company incorporated in the State of Delaware in April 2016 (“Conyers Park”). On July 7, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Conyers Park by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the end of our fiscal year ended August 31, 2019, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended.  As a result, we are no longer entitled to take advantage of specified reduced disclosure and other requirements afforded to emerging growth companies.

Our principal executive offices are located at 1225 17th Street, Suite 1000, Denver, CO 80202, and our telephone number is (303) 633-2840. Our website address is www.thesimplygoodfoodscompany.com. Information contained on our website is not a part of this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use net proceeds from any sale of Common Stock by us as set forth in the applicable prospectus supplement.

DIVIDENDS

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. While our board of directors may consider whether or not to institute a dividend policy, it is our present intention to retain any earnings for use in our business operations.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

Our amended and restated certificate of incorporation authorizes us to issue up to 600,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). As of September 27, 2019, 81,915,314 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Simply Good Foods stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividend Rights

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Simply Good Foods’ board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock outstanding are able to elect all of its directors.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of Preferred Stock are outstanding and we have no present plan to issue any shares of Preferred Stock.

Private Placement Warrants

In connection with Conyers Park’s initial public offering, Conyers Park Sponsor LLC (the “Sponsor”) purchased from Conyers Park an aggregate of 6,700,000 warrants (including warrants required to be purchased in connection with the over-allotment option) at a price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of the initial public offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of our Common Stock at a price of $11.50 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Conyers Park Sponsor or its permitted transferees.

Our Transfer Agent and Warrant Agent

The transfer agent and registrar for our Common Stock and the warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation

Pursuant to our amended and restated certificate of incorporation, we have elected to opt out of the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers and instead the amended and restated certificate of incorporation includes a provision that is substantially similar to Section 203 of the DGCL but carves out certain of our affiliates and their transferees from the definition of “interested stockholder” and makes certain related changes. This provision prevents us, under certain circumstances, from engaging in a “business combination” with:

•                  a stockholder (other than certain of our affiliates that are carved out of the provision pursuant to our amended and restated certificate of incorporation) who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•                  an affiliate of an interested stockholder; or

•                  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•                  our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•                  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•                  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person will be able to gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent.

Our amended and restated certificate of incorporation provides that directors may be removed prior to the expiration of their terms by stockholders only for cause or upon the affirmative vote of at least 75% of the voting power of all outstanding shares of the Company.

Our amended and restated certificate of incorporation requires that changes or amendments to our amended and restated certificate of incorporation or amended and restated bylaws must be approved by at least 75% of the voting power of our outstanding Common Stock.

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice procedures includes requirements that the stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing of Securities

Our Common Stock is listed on Nasdaq under the symbol “SMPL.”

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer, distribute or otherwise dispose of shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  one or more underwritten offerings;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•                  directly to one or more purchasers;

•                  through agents;

•                  broker-dealers may agree with us to sell a specified number of such shares at a stipulated price per share; and

•                  a combination of any such methods of sale.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the shares of our Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis, LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Simply Good Foods Company and subsidiaries appearing in The Simply Good Foods Company and subsidiaries Annual Report (Form 10-K) for the fiscal year ended August 25, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Voyage Holdings, LLC and its subsidiaries appearing in the Company’s Current Report (Form 8-K), filed on September 30, 2019, as of and for the years ended December 31, 2018, 2017 and 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein (which report expresses an unmodified opinion on the 2018, 2017 and 2016 financial statements and includes an emphasis-of-matter paragraph regarding going concern). Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet at www.sec.gov. Our filings with the SEC are also available on our website at www.thesimplygoodfoodscompany.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018;

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 24, 2018, February 23, 2019 and May 25, 2019, filed with the SEC on January 3, 2019, April 4, 2019 and July 2, 2019, respectively;

•                  our Current Reports on Form 8-K filed with the SEC on October 4, 2018, November 8, 2018, November 13, 2018, November 16, 2018, December 20, 2018, January 28, 2019, February 28, 2019, June 13, 2019, July 24, 2019, August 22, 2019 and September 30, 2019;

•                  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 7, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018; and

•                  the description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 15, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

The Simply Good Foods Company
1225 17th Street, Suite 1000
Denver, Colorado 80202
Attention: Corporate Secretary
(303) 633-2840

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the offering of the shares of common stock being registered hereby.

SEC registration fee	$48,450
Stock exchange and other listing fees		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Financial printing and miscellaneous expenses		(1)
Total		$(1)

(1)         These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

The registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”), and the registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnity agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnity agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 13, 2017).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 13, 2017).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-217244) filed on June 12, 2017).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of The Simply Good Foods Company and subsidiaries.

Exhibit No.	Document
23.2	Consent of Deloitte & Touche LLP, independent auditors of Voyage Holdings, LLC and its subsidiaries.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;  provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 30, 2019.

THE SIMPLY GOOD FOODS COMPANY

By:	/s/ Joseph E. Scalzo
Name:	Joseph E. Scalzo
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph E. Scalzo, Todd E. Cunfer and Timothy Kraft, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph E. Scalzo	President, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2019
Joseph E. Scalzo

/s/ Todd E. Cunfer	Chief Financial Officer (Principal Financial Officer)	September 30, 2019
Todd E. Cunfer

/s/ Timothy A. Matthews	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 30, 2019
Timothy A. Matthews

/s/ James M. Kilts	Chairman of the Board of Directors	September 30, 2019
James M. Kilts

/s/ David J. West	Director	September 30, 2019
David J. West

/s/ Clayton C. Daley, Jr.	Director	September 30, 2019
Clayton C. Daley, Jr.

/s/ Brian K. Ratzan	Director	September 30, 2019
Brian K. Ratzan

/s/ Nomi P. Ghez	Director	September 30, 2019
Nomi P. Ghez

/s/ James E. Healey	Director	September 30, 2019
James E. Healey

/s/ Robert G. Montgomery	Director	September 30, 2019
Robert G. Montgomery

/s/ James D. White	Director	September 30, 2019
James D. White

/s/ Arvin Kash	Director	September 30, 2019
Arvin Kash

/s/ Michelle P. Goolsby	Director	September 30, 2019
Michelle P. Goolsby